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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Teleglobe Inc. on Form F-4 of our report dated February 8, 1998, on our audits of the consolidated financial statements and financial statement schedule of TELEGLOBE as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference herein from TELEGLOBE's Annual Report on Form 40-F for the year ended December 31, 1997. We also consent to the references to our firm under the caption "Experts" contained in such registration statement.

                                          /s/ RAYMOND CHABOT GRANT THORNTON

Montreal, Quebec

October 9, 1998